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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF AUTODESK INC.
                         -----------------------------


The Registrant owns 100% of the outstanding voting securities of the following corporations, all of which are included in the Registrant's consolidated financial statements:


                                                      Jurisdiction of
            Name                                      Incorporation
            ----                                      ---------------
     Autodesk (Europe) S.A.                           Switzerland
     Autodesk AB                                      Sweden
     Autodesk AG                                      Switzerland
     Autodesk Asia Pte. Ltd.                          Singapore
     Autodesk Australia Pty. Ltd.                     Australia
     Autodesk B.V.                                    Netherlands
     Autodesk Canada Inc.                             Canada
     Autodesk Development Africa (Pty) Ltd.           Republic of South Africa
     Autodesk Development B.V.                        Netherlands
     Autodesk Development Canada, Ltd.                Canada
     Autodesk Far East Ltd.                           Hong Kong
     Autodesk GesmbH                                  Austria
     Autodesk GmbH                                    Germany
     Autodesk International Ltd.                      Barbados
     Autodesk Ireland                                 Ireland
     Autodesk Korea Ltd.                              Korea
     Autodesk Ltd.                                    United Kingdom
     Autodesk Ltd. Japan                              Japan
     Autodesk Ltda                                    Brazil
     Autodesk R                                       Russia-C.I.S.
     Autodesk S.A.                                    Spain
     Autodesk S.A.R.L                                 France
     Autodesk S.p.A.                                  Italy
     Autodesk Software ltda.                          Portugal
     Autodesk spol. s.r.o                             Czechia
     Autodesk, Taiwan Ltd.                            Taiwan
     Softdesk, Inc                                    New Hampshire
     Softdesk International, Inc.                     New Hampshire
     DCA FSC, Inc                                     Virginia
     Image Systems Technology, Inc.                   New York
     Foresight Resources Corporation                  Missouri
     Teleos Research                                  California